Exhibit 10.1.4
INSMED INCORPORATED
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED 2019 INCENTIVE PLAN
FOR NON-U.S. GRANTEES

Grantee Name: /$ParticipantName$/
Number of RSUs: /$AwardsGranted$/
Grant Date: /$GrantDate$/

Pursuant to the Insmed Incorporated Amended and Restated 2019 Incentive Plan (the “Plan”) as amended through the date hereof and this Restricted Stock Unit Award Agreement (this “Agreement”), Insmed Incorporated (the “Company”) hereby grants an award of /$AwardsGranted$/ restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the individual named above (the “Grantee”). Subject to the restrictions and conditions set forth herein and in the Plan, Grantee shall receive the number of Restricted Stock Units specified above.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between Grantee and the Company (or any of its Affiliates, as applicable) as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

The Company acknowledges the receipt from Grantee of consideration with respect to the par value of the shares of Common Stock subject to the RSU Award in the form of cash, past or future services rendered to the Company by Grantee or such other form of consideration as is acceptable to the Administrator and permitted under the Plan and applicable law.

1.Agreement with Terms. Execution of this Agreement by Grantee or receipt of any benefits under this Agreement by Grantee shall constitute Grantee’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this RSU Award, and the Company shall administer this Agreement accordingly.

2.Restrictions and Conditions on Award. Restricted Stock Units granted herein shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.
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4.Timing and Form of Payout of Restricted Stock Units. As soon as practicable (but in no event later than 30 days) following the applicable Vesting Date (as defined below) or, if earlier, the date the RSU Award vests in accordance with Section 5 or Section 6 of this Agreement, the vested Restricted Stock Units shall be settled in shares of Common Stock (except as provided in Section 5 of this Agreement).

5.Vesting of Award.

a.Except as set forth in Section 4(b), Section 4(c) or Section 5 of this Agreement, the restrictions and conditions in Section 2 of this Agreement shall lapse with respect to 25% of the RSU Award on each anniversary of the first day of the month immediately following the Grant Date (each a “Vesting Date”) through the fourth anniversary thereof, so long as Grantee remains an employee or other service provider of the Company or its Affiliates on the applicable Vesting Date.
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b.If the Grantee’s employment or service with the Company and its Affiliates terminates on account of the Grantee’s death or the Grantee becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, then any unvested portion of the RSU Award shall immediately become vested on the Grantee’s termination date, which shall be treated as the Vesting Date for purposes of this Agreement.
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c.Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.
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9.Change in Control. In the event of a Change in Control, vesting of the RSU Award may be accelerated in accordance with the provisions of the Plan and/or Service Agreement. If, in connection with a Change in Control, the RSU Award is not assumed and no award is substituted for the RSU Award, then the vested Restricted Stock Units shall be settled in cash in an amount equal to the Fair Market Value of the shares of Common Stock underlying such vested Restricted Stock Units determined as of the date of the Change in Control.
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11.Termination of Employment or Service. Except as otherwise provided in this Agreement or the Plan and/or Service Agreement, any unvested portion of the RSU Award shall be forfeited without payment of consideration upon the termination of Grantee’s employment or service with the Company or its Affiliates for any reason. A change in the status (whether as employee, member of the Board or other non-employee advisor or service provider) in which Grantee renders service to the Company and its Affiliates or a change in the entity for which Grantee renders such service shall not constitute a termination of Grantee’s employment or service for purposes of this Agreement, so long as there is no interruption or termination of Grantee’s services to the Company and its Affiliates; provided, however, that if the entity employing or engaging Grantee ceases to be an Affiliate of the Company, as determined by the Administrator, Grantee’s employment or service shall be considered to have terminated on the date such entity ceased to be an Affiliate.
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13.Voting Rights and Dividends. Until such time as Restricted Stock Units are paid out in shares of Common Stock (if at all), Grantee shall not have any voting, dividend or other shareholder rights with respect to any shares of Common Stock underlying this RSU Award (“Underlying Shares”). No dividend equivalents shall accrue or be paid to Grantee with respect to the Underlying Shares.

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15.Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events. Upon certain unusual or nonrecurring events, or other events, the terms of these Restricted Stock Units shall be adjusted by the Administrator pursuant to Section 14 of the Plan.
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17.Incorporation of Plan. Notwithstanding anything herein to the contrary, this RSU Award and this Agreement shall be subject to and governed by all the terms and conditions of the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
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19. Taxes.
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a.By accepting this Agreement, Grantee hereby elects to either (A) sell Underlying Shares in an amount and at such time as is determined in accordance with this Section 10, and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (the “Sell to Cover”) to permit Grantee to satisfy any Federal, state, local, foreign or other taxes required by law to be withheld (including without limitation social insurance contributions or national insurance contributions) in respect of the vesting of the RSU Award (“Withholding Obligations”) that arise on future Vesting Dates or (B) make arrangements to the Administrator’s satisfaction under his or her existing 10b5-1 trading plan (“Existing 10b5-1 Plan”) to provide for the satisfaction of any Withholding Obligations that arise on future Vesting Dates. If Grantee does not make arrangements satisfying any Withholding Obligations to the Administrator’s satisfaction under their Existing 10b5-1 Plan by the time of the next Vesting Date, then any such Withholding Obligations for the newly vested Underlying Shares will be satisfied through a Sell to Cover as outlined in Section 10(b) of this Agreement.

b.In the event of a Sell to Cover under this Agreement, Grantee acknowledges and agrees as follows:

i.Grantee irrevocably appoints Merrill Lynch, Pierce, Fenner & Smith Inc., or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. as the Administrator may select, as his or her agent (the “Agent”), and authorizes and directs the Agent to:

1.Sell on the open market at the then prevailing market price(s), on Grantee’s behalf, as soon as reasonably practicable on or after each Vesting Date, the number (rounded up to the next whole number) of Underlying Shares that is sufficient to generate proceeds to cover (A) the Withholding Obligations arising from the vesting of the applicable portion of the RSU Award and the related issuance of Underlying Shares to Grantee and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

2.Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligations;

3.Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Underlying Shares referred to in clause (1) above; and

4.Remit to Grantee any remaining funds from the sale of Underlying Shares referred to in clause (1).

ii.Grantee acknowledges that its agreement to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 10 are intended to constitute a “non-Rule 10b5-1 trading arrangement” within the meaning of Item 408(c) of Regulation S-K under the Act, and will be interpreted to comply with the requirements of such Item 408(c) (the Grantee’s agreement to Sell to Cover and the provisions of this Section 10, collectively, the “Trading Plan”). In furtherance thereof, Grantee acknowledges and agrees as follows:

1.This Trading Plan is being entered into in good faith and not as part of a plan or scheme to evade the requirements of Item 408(c).

2.Grantee is not, as of the date of adoption of this Trading Plan, aware of any material nonpublic information about the Common Stock or the Company.

iii.Grantee acknowledges that by accepting this RSU Award, he or she is adopting the Trading Plan to permit Grantee to satisfy Withholding Obligations. Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Underlying Shares that must be sold to satisfy the Withholding Obligations.

iv.Grantee acknowledges that the Agent is under no obligation to arrange for the sale of Underlying Shares at any particular price under this Trading Plan and that the Agent may effect sales as provided in this Trading Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to their account. Grantee further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with this Trading Plan, and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, Grantee acknowledges that it may not be possible to sell Underlying Shares as provided for in this Trading Plan due to (A) a legal or contractual restriction applicable to Grantee or the Agent, (B) a market disruption, (C) a sale effected pursuant to this Trading Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Act, (D) the Company’s determination that sales may not be effected under this Trading Plan or (E) rules governing order execution priority on the national exchange where the Common Stock may be traded. If the Agent is not able to sell the Underlying Shares, then Grantee shall continue to be responsible for the timely payment to the Company of all Withholding Obligations.

v.Grantee acknowledges that regardless of any other term or condition of this Trading Plan, the Agent will not be liable to Grantee for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the Agent’s reasonable control.

vi.Grantee agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Trading Plan. The Agent is a third-party beneficiary of this Section 10 and the terms of this Trading Plan.

vii.Grantee’s agreement to Sell to Cover and to enter into this Trading Plan is irrevocable. Upon acceptance of the RSU Award, Grantee shall have agreed to Sell to Cover and to enter into this Trading Plan, and Grantee acknowledges that they may not change this decision at any time in the future with respect to the RSU Award. This Trading Plan shall terminate on the earlier of:

1.the date on which the Withholding Obligations arising from the last vesting event in respect of the RSU Award and the related issuance of the Underlying Shares having been satisfied;

2.Grantee’s, Administrator’s or Agent’s reasonable determination that Grantee has not complied with the Trading Plan or applicable securities laws;

3.receipt by the Agent of a written notice from the Company, Administrator or Grantee regarding: (a) a public announcement having been made of a tender or exchange offer involving the

Company’s securities; (b) a definitive agreement having been announced relating to a merger, reorganization, consolidation or similar transaction in which the Underlying Shares covered by this Trading Plan would be subject to a lock-up provision or would be exchanged or converted into cash, securities or other property; (c) a sale having been made of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, or a transaction affecting the Company occurring in which the owners of the Company’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; (d) a dissolution or liquidation of the Company having taken place or being in process, or the commencement or impending commencement of any proceedings in respect of or triggered by the Company’s bankruptcy or insolvency; or (e) this Trading Plan or its attendant transactions possibly causing the breach of a contract or agreement to which the Company is a party or by which the Company is bound;

4.receipt by the Agent of written notice of Grantee’s death or legal incapacity from the Administrator or the Company; or

5.receipt by the Agent of written notice of termination from Grantee that is signed by the Administrator or the Company.

c.The Company shall have no obligation to deliver Underlying Shares until all applicable Withholding Obligations have been fully satisfied by Grantee. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this RSU Award or the subsequent sale of any of the Underlying Shares. The Company does not commit and is under no obligation to structure this RSU Award to reduce or eliminate Grantee’s tax liability. Grantee authorizes the Company to disclose all information on Grantee and his or her participation in this Agreement that is or may be relevant for the calculation of applicable tax obligations to the competent local tax authorities and the Company’s Affiliates.

21.Section 409A of the Code. This RSU Award is intended to comply with the requirements of Section 409A of the Code or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax, interest or penalties under Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, in no event shall any delivery of shares of Common Stock or other payment pursuant to this RSU Award occur after the short-term deferral period described in Treas. Reg. § 1.409A-1(b)(4). In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on Grantee pursuant to Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or an exemption thereto.

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23.Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to Grantee at the address on the Company’s records or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to Grantee, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.
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25.No Right to Continued Employment and Other Service Conditions. As a condition to accepting this RSU Award, Grantee acknowledges and agrees as follows:
a.Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s employment at any time or for any reason in accordance with the Company’s Bylaws, governing law and any applicable employment agreement;

b.No terms of the Plan or this Agreement shall confer upon Grantee any right to continue his or her employment for any specified period of time.

c.Neither this Agreement nor any benefits arising under the Plan or this Agreement shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates.

d.If Grantee is not an employee, nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s service, (i) if a member of the Board, on the Board at any time or for any reason in accordance with the Company’s Bylaws and governing law, or (ii) if a non-employee consultant or advisor, in accordance with the terms of the contract with such consultant or advisor.

e.In no event shall any of the terms of the Plan or this Agreement itself confer upon Grantee any right to continue his or her service for any specified period of time.

f.Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of this RSU Award; and Grantee’s right to vesting of this RSU Award after termination of service, if any, will be measured by the date of termination of Grantee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of this Agreement, the Company, in its sole discretion, shall determine whether Grantee’s service has terminated and the effective date of such termination.

g.The grant of this RSU Award is voluntary and occasional and does not create any contractual or other right to receive future grants of RSU Awards, or benefits in lieu of RSU Awards, even if RSU Awards have been granted repeatedly in the past. All decisions with respect to future RSU Award grants, if any, will be at the sole discretion of the Company.

h.Grantee is voluntarily participating in the grant of this RSU Award.

i.This RSU Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or its Affiliates or Subsidiaries, and which is outside the scope of Grantee’s employment contract, if any. This RSU Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

j.The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. The value of the shares may increase or decrease.

k.No claim or entitlement to compensation or damages arises from termination of this RSU Award or diminution in value of this RSU Award or shares of Common Stock subject thereto, and Grantee irrevocably releases the Company and its Affiliates and Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Grantee shall be deemed irrevocably to have waived Grantee’s entitlement to pursue such a claim.

i.The RSU Award and the benefits evidenced by the Agreement do not create any entitlement not otherwise specifically provided for in the Agreement or provided by the Company in its discretion, to have the RSU Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock.
l.Neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the U.S. dollar that may affect the value of the RSU Award or any amounts due to Grantee in connection with the RSU Award or the subsequent sale of any shares acquired upon settlement of the RSU Award. To the extent the Company determines that a currency exchange or conversion is necessary in connection with the settlement of the RSU Award or any other matter, such exchange shall be calculated and determined by the Company in its sole discretion, and the Company’s determination shall be final and binding.
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27.Data Privacy. Grantee understands that the Company may collect, use and transfer, in electronic or other form, Grantee’s personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing Grantee’s RSU Award. Grantee understands that the Company holds certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSU Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing Grantee’s RSU Award (“Data”). Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of this RSU Award, that these recipients may be located in Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee understands that recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s RSU Award, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares acquired pursuant to this RSU Award. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s RSU Award. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data or require any necessary amendments to Data, by contacting in writing Grantee’s local human resources representative. For more information on the processing of Data for the purposes set out above, Grantee understands that he or she may contact Grantee’s local human resources representative. For Grantees located within the European Union or the United Kingdom, Grantee understands that Data will always be processed in accordance with the Insmed EU Employee Personal Data Processing Notice or the Insmed UK Employee Personal Data Processing Notice, respectively, a copy of which has been appended to the Agreement, if applicable, and is also available from Grantee’s local human resources representative.

28.Not a Public Offering. The grant of the RSU Award is not intended to be a public offering of securities in Grantee’s country of employment or service (or country of residence, if different). The Company has not submitted any registration statement, prospectus, or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSU Award is not subject to the supervision of the local securities authorities.
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30.No Advice Regarding Award. Investment in shares of the Company’s Common Stock involves a degree of risk. Before deciding to accept the Award, Grantee should carefully consider all risk factors relevant to the acquisition of shares of Common Stock and carefully review all of the materials related to the RSU Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the shares underlying the RSU Award. Grantee is hereby advised to consult with Grantee’s own personal tax, legal, and financial advisors regarding Grantee’s participation in the Plan before taking any action related to the RSU Award.

31.Language. If the Plan, this Agreement or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control to the maximum extent permitted by applicable law.

32.Imposition of Additional Requirements; Repatriation; Compliance with Law. The grant of the RSU Award and the issuance and delivery of shares under the RSU Award are subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or securities exchange as may be required. Notwithstanding any provision of the Agreement, the Company has no liability to deliver any shares under the RSU Award or make any payment unless such delivery or payment would comply with all laws and the applicable requirements of any governmental agency, securities exchange, or similar entity, and unless and until Grantee has taken all actions required by the Company in connection with the RSU Award. The Company reserves the right to impose other requirements on the RSU Award and on any shares acquired upon the settlement of the RSU Award to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Grantee agrees to repatriate all payments attributable to the shares and/or cash acquired under the RSU Award in accordance with applicable foreign exchange rules and regulations in Grantee’s country of employment or service (and country of residence, if different). In addition, Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and any of its Affiliates, as may be required to allow the Company and any of its Affiliates to comply with local laws, rules, and/or regulations in Grantee’s country of employment or service (and country of residence, if different). Finally, Grantee agrees to take any and all actions as may be required to comply with Grantee’s personal obligations under local laws, rules, and/or regulations in Grantee’s country of employment or service (and country of residence, if different). Neither the Company nor any of its Affiliates shall be liable for any costs, fines, or penalties resulting from Grantee’s failure to comply with such personal obligations.
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34.Foreign Asset and Account Reporting. Grantee’s country of employment or service (and country of residence, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect Grantee’s ability to acquire or hold shares under the RSU Award or cash received in connection with the RSU Award (including from any dividends received or sale proceeds resulting from the sale of shares) in a brokerage or bank account outside of Grantee’s country. Grantee may be required to report such accounts, assets, or transactions to the tax or other authorities in Grantee’s country. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable regulations, and that Grantee should speak to Grantee’s personal advisor on this matter.
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36.Annex of Country-Specific Terms. Notwithstanding any provisions in this Agreement, this RSU Award may be subject to special terms and conditions set forth in the Annex to this Agreement for Grantee’s country of employment or service (and country of residence, if different). Moreover, if Grantee relocates to one of the countries included in the Annex, the special terms and conditions for such country will apply to Grantee, to the extent the

Company determines at its discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Annex constitutes part of this Agreement.
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38.

INSMED INCORPORATED
By:    /s/ Sara Bonstein
Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
By: /s/ /$ParticipantName$/

ANNEX

TO

INSMED INCORPORATED
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED 2019 INCENTIVE PLAN
ADDITIONAL NOTICES, TERMS AND CONDITIONS FOR NON-U.S. GRANTEES

Further Terms and Conditions of the RSU Award. It is understood and agreed that the RSU Award evidenced by the Restricted Stock Unit Award Agreement (“Agreement”) to which this is annexed is subject to the following additional terms and conditions:

Grantee understands that this Annex includes special terms and conditions applicable to Grantee if Grantee resides and/or works in one of the countries below. These terms and conditions are in addition to those set forth in the Agreement and the Plan. Any capitalized term used in this Annex without definition shall have the meaning ascribed to it in the Agreement or the Plan, as applicable.

Grantee further understands that this Annex also includes information relating to laws and regulatory requirements of which Grantee should be aware with respect to his or her participation in the Plan. The information is based on the laws in effect in the respective countries as of May 2023. Such laws are often complex and change frequently. As a result, Grantee understands that the Company strongly recommends that Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that Grantee’s RSU Award is settled or Grantee sells shares of Common Stock acquired under the Plan.

Finally, Grantee understands that if: (a) Grantee is a citizen or resident of a country other than the one in which Grantee is currently working, (b) transfers employment after grant of the RSU Award, or (c) is considered a resident of another country for local law purposes, the information contained herein may not apply to Grantee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

The Company may, from time to time, add or impose additional terms and conditions in respect of Grantee’s RSU Award in order to ensure compliance with any local laws and regulations.
AUSTRALIA
1.Securities Law Information. The offer of the RSU Award is intended to comply with the provisions of the Corporations Act 2001. If Grantee acquires shares under the RSU Award and subsequently offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Grantee should obtain legal advice on disclosure obligations prior to making any such offer.

2.Breach of Law. Notwithstanding anything to the contrary in the Agreement, Grantee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Agreement if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
3.Tax Information. The RSU Award is an award to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in such Act).
BELGIUM
No specific provisions.
CANADA
1.Data Privacy. This paragraph supplements the provisions of Section 14 (Data Privacy) of the Agreement. Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Agreement and the RSU Award. Grantee further authorizes the Company and any of its Affiliates and the Administrator to disclose and discuss the Agreement and the RSU Award with their advisors. Grantee further authorizes the Company and any of its Affiliates to record such information and to keep such information in Grantee’s employee file.
2.English Language Consent - Quebec. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention (le « Agreement »), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

DENMARK
No specific provisions.
FRANCE
1.Non-Qualification of Award. The RSU Award is not intended to be tax qualified under French tax laws including, without limitation, under Articles L. 225-197-1 and seq. of the French Commercial Code.
2.Language Consent. In accepting the grant of the RSU Award and this Agreement which provides for the terms and conditions of the RSU Award, Grantee confirms that he or she has read and understood the documents relating to the RSU Award (this Agreement), which were provided in the English language. Grantee accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.

GERMANY
No specific provisions.
IRELAND
No specific provisions.
ITALY
No specific provisions.
JAPAN
No specific provisions.
NETHERLANDS
1.Waiver of Termination Rights. Grantee hereby waives any and all rights to compensation or damages as a result of Grantee’s termination of employment or service with the Company and its Affiliates for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the RSU Award, or (ii) Grantee’s ceasing to have rights under the RSU Award as a result of such termination.
PORTUGAL
No specific provisions.
SWITZERLAND

1.Securities Law Information. Neither this Agreement nor any other materials relating to the RSU Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than Grantee, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
UNITED KINGDOM
1.National Insurance Contributions. The Company may require, as a condition of the settlement of the RSU Award, that Grantee shall, to the extent applicable:
a.agree to reimburse the Company in whole or in part for any employer’s secondary national insurance contributions arising in connection with the RSU Award; or
b.enter into an election with the Company to assume in whole or part the liability for any secondary Class 1 national insurance contributions, payable in connection with the RSU Award, including an election under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992; or
c.agree to pay the employer’s national insurance contributions, social security contributions, and other levies and taxes arising in connection with the RSU Award to the extent permitted by law, in any other jurisdiction.
2.Section 431 Election. Grantee agrees that, if requested to do so by the Company, Grantee shall immediately upon the settlement of the RSU Award enter into an irrevocable joint election with the Company pursuant to section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in a form specified by the Company that, for the relevant tax purposes, the market value of the share acquired is to be calculated as if the share were not restricted securities (as defined in section 423 of ITEPA) and sections 425 to 430 of ITEPA shall not apply to such shares.
3.Outstanding Amounts. If Grantee fails to make payment to the Company to satisfy Grantee’s Tax Obligations in accordance with this Agreement immediately upon request, Grantee shall be liable to make good any amount outstanding on demand.